Exhibit 107

Calculation of Filing Fee Tables

Form S-3

APPLIED MOLECULAR TRANSPORT INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)

	Other	Purchase Contracts	Rule 457(o)	(1)	(2)	(2)

	Other	Units	Rule 457(o)	(1)	(2)	(2)

	Total	n/a	Rule 457(o)	n/a	n/a	$150,000,000	0.0000927	$13,905

Carry Forward Securities

Carry Forward Securities	–	Common Stock, par value $0.0001 per share	Rule 457(o) Rule 457(p)	n/a	n/a	$150,000,000 (3)	0.0000927	n/a	424B5	333-257592	January 28, 2022	$13,905

	Total Offering Amount/Registration Fee					$150,000,000		$13,905

	Total Fees Previously Paid					$0

	Total Fee Offsets					$13,905

	Net Fee Due							$0

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all securities issued under this Registration Statement will not exceed $150,000,000.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Pursuant Rule 457(p) under the Securities Act, the Registrant hereby offsets $13,905 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Registration Statement (File No. 333-257592), filed on January 28, 2022 registering common stock for a maximum aggregate offering price of $150,000,000 (the “Prior Registration Statement”), the entire amount which remains unsold as of the filing date of this Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $13,905 is hereby used to offset the current registration fee due. As a result, no filing fee is being paid herewith.